UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) February 18, 2010

WHIRLPOOL CORPORATION

(Exact name of registrant as Specified in Charter)

Delaware	1-3932	38-1490038
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 M-63 North, Benton Harbor, Michigan	49022-2692
(Address of Principal Executive Offices)	(Zip Code)

(269) 923-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 18, 2010, Whirlpool Corporation (“Whirlpool”), Whirlpool S.A., Whirlpool’s Brazilian subsidiary, and Paulo F.M.O. Periquito entered into a Transition Agreement (the “Agreement”). As previously disclosed on December 17, 2009, Mr. Periquito resigned from his position, as President, Whirlpool International on December 31, 2009 and will continue to serve as Chairman of the Board of Whirlpool, S.A., until his current term ends, which is expected to be on or before April 30, 2010 (the “Transition Period”).

The Agreement calls for continuation of his monthly base salary through the Transition Period and severance compensation and benefits to be provided to Mr. Periquito which are basically consistent with the current pay practices of Whirlpool S.A. with respect to retiring executives located in Brazil. This compensation includes: (1) a contribution of 1,009,764 reais (approximately U.S. $600,000), to Fundo de Garantia do Tempo De Servico, a government severance indemnity fund, on behalf of Mr. Periquito; and (2) a lump sum cash payment in reais equivalent to 13.82 months of base salary (U.S. $846,475). Mr. Periquito will receive additional benefits under the Agreement, including life insurance benefits for the duration of his life, retiree medical and dental benefits for him and his spouse for the duration of their lives (provided that such coverage can be obtained on commercially reasonable terms) and, for security reasons continued use of a company car and driver through April 30, 2012. The cost of these additional benefits under the Agreement is not expected to exceed 1.7 million reais (approximately U.S. $1 million).

In consideration for these payments and benefits, Mr. Periquito agreed to (1) refrain from being engaged in any capacity in the appliance industry in Brazil and the United States for a period of two years, (2) be subject to non-solicitation, non-disparagement and confidentiality obligations, and (3) release Whirlpool, its subsidiaries and affiliates from all claims arising out of or related to his relationship with Whirlpool.

The above description of the Agreement is qualified in its entirety by reference to the copy of the Agreement filed herewith as Exhibit 10.1, which agreement is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Transition Agreement between Whirlpool Corporation, Whirlpool S.A. and Paulo F.M.O. Periquito

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHIRLPOOL CORPORATION

Date: February 19, 2010	By:	/s/ DANIEL F. HOPP
	Name:	Daniel F. Hopp
	Title:	Senior Vice President Corporate
Affairs, General Counsel and
Secretary